Consent of Independent Auditors

The Board of Directors
Hemispherx Biopharma, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
April 8, 1997